Conformed Copy


                            UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                              FORM 12b-25

                       Notification of Late Filing


                                     Commission File Number_____0-26336

   x   Form 10-KSB

 For period ended______________March 30, 1999

 Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

 If the notification relates to a portion of the filing checked above, identify the item(s) to which the notification relates________________

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                                PART I

                        REGISTRANT INFORMATION

Full name of registrant                    New Paradigm Software Corporation

Address of principal executive offices     630 Third Avenue

City, state and zip code                   New York, New York 10017


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                                PART II

                        RULE 12b25(b) and (c)

The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense.

                                PART III

                               NARRATIVE

The reasons why Form 10KSB could not be filed within the prescribed time period are:

        1. During the past twelve months there has been three changes of accountants at one of the registrants wholy owned subsidiaries.

        2. The registrant and its subsidiaries have recently changed accounting systems and the new system has experienced some difficulties.

        3. The registrant has recently changed its principal accountants.

The above changes have delayed the audit such that the pricipal accountants have not received all 3rd party confirmations.

                                PART IV

                           OTHER INFORMATION

(1) Name and telephone number of person to contact in regard to this notification.

        Mark Blundell                     212          557 0933
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         (Name)                       (Area Code) (Telephone Number)

(2) Have all other periodic reports required under Section 13 or 15(d) or the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed?
                                                           x Yes

(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?
                                                                    x No


                    New Paradigm Software Corporation
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               (Name of Registrant as Specified in Charter)

Has caused this notification to be signed on behalf by the undersigned thereunto duly authorized.

Date  June 29, 1999                     By  /s/  Mark Blundell
                                        -------------------------
                                          Mark Blundell
                                          President and
                                          Chief Executive Officer